*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

LETTER OF AGREEMENT

October 1, 2010

Mr. Richard Rawson
President
Administaff of Texas, Inc.
19001 Crescent Spring Drive
Kingwood, TX  77339

Via:	UPS Next Day Air, email and facsimile

Dear Richard:

We are providing this Letter of Agreement to confirm the relevant terms and conditions of the modifications to the existing contracts between United HealthCare Insurance Company (“UnitedHealthcare”) and Administaff of Texas, Inc. (“Administaff”) that we have agreed upon.  Upon execution, this letter and the attached Terms of Agreement (Exhibit A) will constitute a legally binding agreement as to the principal terms of amendments to the Minimum Premium Financial Agreement and the Minimum Premium Administrative Services Agreement, each by and between Administaff and UnitedHealthcare, as amended and restated January 1, 2005 and further amended on July 2, 2007 (collectively, the “Medical Definitive Agreements”), and the Agreement Regarding Dental Insurance by and between Administaff and UnitedHealthcare, as entered into effective January 1, 2004 (the “Dental Definitive Agreement”).  The parties anticipate that such amendments shall be completed as soon as possible, with the goal of completing by October 15, 2010.  Except as otherwise set forth herein, the terms and conditions of any eventual modifications to the Medical Definitive Agreements and the Dental Definitive Agreement will be only as set forth in any subsequent amendment(s) signed by the parties.  The parties also anticipate that additional review of the impact of PPACA and recent state issues will guide the negotiations for the eventual modifications to the Medical Definitive Agreements.

Administaff and UnitedHealthcare acknowledge and agree that the terms and conditions of this letter and the attached Exhibit A relating to the Medical Definitive Agreements, including the existence hereof, are subject to the provisions of Section 5(e) of the Minimum Premium Administrative Services Agreement (relating to publicity of the arrangement).  The parties also agree that the terms and conditions of this letter and the attached Exhibit A relating to the Dental Definitive Agreement, including the existence hereof, are subject to the same confidentiality terms described herein.  As such, Administaff and UnitedHealthcare each agree not to make any unauthorized disclosure or public announcement concerning the subject matter hereof without the written consent of the other.

If this letter and the terms set forth in Exhibit A are in accordance with your understanding of the proposed modifications to our existing contracts, please sign below and return an executed copy to me via email to anthony_r_carr@uhc.com or facsimile at (954) 378-0771.  Should you have any questions, please call me at (954) 378-0596.

Sincerely,

/s/ Anthony R. Carr

Anthony R. Carr
National Vice President, PEO & Trust Division
UnitedHealthcare Insurance Company
3100 SW 145th Avenue
Miramar, FL 33027

AGREED TO AND ACCEPTED BY:

Administaff of Texas, Inc.

By:	/s/ Richard G. Rawson
Its:	President
Date:	10/1/2010

EXHIBIT A

UnitedHealthcare/Administaff
Terms of Agreement
August 5, 2010

For consistency, clarity and ease of communication, this Terms of Agreement uses defined terms from both of the Medical Definitive Agreements between Administaff and UnitedHealthcare.

A.	Three Year Commitment - Medical

UnitedHealthcare and Administaff have a mutual interest in committing to certain material financial terms of the Medical Definitive Agreements for at least three additional years.  Thus, the amendment to the Medical Definitive Agreements between the parties relating to Items B and C below will include a commitment that these financial terms will remain in effect for at least three years beginning January 1, 2011.  To clarify, absent extraordinary and unforeseen circumstances, other than as set forth herein, the parties intend that, with respect to the 2011, 2012 and 2013 Arrangement years, neither party will attempt to negotiate a further amendment to or modification of *** of the then current agreement(s) between UnitedHealthcare and Administaff.

B.	Profit/Risk Charge

UnitedHealthcare agrees (for the Policy and Non-MP Policies identified in Exhibits D and B, respectively, in the MP Financial Agreement) to vary its ***  effective January 1, 2011 based on *** that include ***.  To accomplish this objective the MP Financial Agreement will be amended effective January 1, 2011 such that the Maximum Monthly Employer Benefit Obligation (“MMEBO”) expressed as a percentage of the Quoted Premium for the Policy, the MP Premium expressed as a percentage of the Quoted Premium for the Policy, and the Expense Percentage expressed as a percentage of the Quoted Premium (in each case, for the Policy and Non-MP Policies identified in Exhibits D and B, respectively, in the MP Financial Agreement) shall be as displayed in the following table (displayed on the following page):

***	***	***	***	***	***	***	***

Expense (%)	***	***	***	***	***	***	***

MP Premium	***	***	***	***	***	***	***

MMEBO	***	***	***	***	***	***	***

The percentages contained in this paragraph assume an estimated premium tax expense of *** and, in order to maintain the profit/risk charge and administrative fees as described above, such percentages may require future modification consistent with changes to the actual incurred premium tax expense.  For purposes of the aforementioned table, *** shall be determined *** based upon the following parameters:

1.	*** is defined to include *** for coverage in a *** or ***, including all ***, and/or *** COBRA or state continuation coverage.

2.     *** shall be measured each January 1st, April 1st, July 1st and October 1st, based upon the *** in effect on the 15th day of the preceding month.  The ***  as of the 15th of month preceding each of January 1st, April 1st, July 1st and October 1st, shall be the *** that is used to determine the expense percentage, MP Premium and MMEBO for the quarter beginning that immediately following January 1st, April 1st, July 1st, and October 1st.

C.	Performance Standards

1.
UnitedHealthcare and Administaff agree to reduce the claim-related performance standards set forth in Minimum Premium Administrative Services Agreement, Exhibit A, Section 4, from a maximum amount of *** to ***, and an additional *** in potential Premium Credits will be at risk for the results of an independent claim audit every ***.  The Time to Pay performance standard potential credit will be reduced from a maximum amount of *** to ***; the Financial Accuracy performance standard potential credit will be reduced from a maximum amount of *** to ***; and the Procedural Accuracy performance standard potential credit will be reduced from a maximum amount of *** to ***, all such reductions to be taken proportionally across the levels delineated within the standards.  The parties will negotiate the criteria for measuring passing or failing the audit with consultation from the UnitedHealthcare External Auditing unit.

2.
UnitedHealthcare and Administaff agree to reduce the phone-performance standards and customer satisfaction survey standards set forth in the Minimum Premium Administrative Services Agreement, Exhibit A, Section(s) 5 and 6, from a maximum amount of *** to ***, and an additional *** in potential Premium Credits will be at risk for the timely and accurate production of *** and *** of *** annually.  Such performance standard shall not be provided if the timely delivery of those *** is prevented by federal law or state insurance department cause delays in availability of approved ***.  Notwithstanding the above, the *** Premium Credit shall be available if such delays result in the imposition of penalties or fines to Administaff under the Patient Protection and Affordable Care Act, except where such untimeliness or inaccuracy is due to Administaff’s actions.  The Average Speed to Answer performance standard potential credit will be reduced from a maximum amount of *** to ***; the Abandonment Rate performance standard potential credit will be reduced from a maximum amount of *** to ***; and the Customer Satisfaction Survey performance standard potential credit will be reduced from a maximum amount of *** to ***, all such reductions to be taken proportionally across the levels delineated within the standards.  Administaff will be provided with direct access to a UnitedHealthcare contracts representative to assist in developing and producing new documents based on the reasonable needs of Administaff.

D.	Exclusivity

The parties agree to the exclusivity provisions set forth in the Medical Definitive Agreements through December 31, 2013, except as set forth in this paragraph D.  Beginning January 1, 2011, and through December 31, 2013, the parties agree to keep the current exclusivity provisions that address markets in which UnitedHealthcare has *** or where UnitedHealthcare and Administaff mutually agree that UnitedHealthcare is ***, with the following modifications and/or additional terms added to those specific provisions:

1.	If Administaff introduces a competing carrier, the following provisions shall apply as long as UnitedHealthcare continues to write new group policies in that market:
i.	Administaff agrees to *** to the competing carrier;
ii.	Existing Clients will be offered a choice at the time of the Client’s contract renewal between the UnitedHealthcare and competing carrier coverage options;
iii.	The choice between UnitedHealthcare and the competing carrier’s coverage options shall only be *** at the *** and in no event *** to the ***.

2.
Existing UnitedHealthcare membership will be grandfathered through at least December 31, 2012, which existing UnitedHealthcare membership shall be measured as of the time the competing carrier is introduced into the market.

3.	Only one competing carrier will be introduced into a limited number of markets, not to exceed *** markets through December 31, 2013.

4.	UnitedHealthcare will be notified at least 90 days prior to the introduction of a competing carrier into a market.

5.	In no event will a competing carrier be introduced in the ***, which market includes *** and *** and *** markets. These markets will remain exclusive markets.

6.
A competing carrier for *** coverage will not be offered in the *** market.  The existing exclusivity provisions on *** coverage in the *** Market as set forth in the Medical Definitive Agreements shall remain in place.

7.
Notwithstanding any provision of Exhibit F or this Letter of Agreement to the contrary, the exclusivity provisions shall not apply to *** due to the absence of a ***, or any other county where *** following a *** where there is no ***.

8.
Notwithstanding any provision of Exhibit F or this Letter of Agreement to the contrary, the exclusivity provisions shall not apply to any *** business policies (*** business policies are those issued to groups with *** eligible employees).

E.	*** Membership

UnitedHealthcare and Administaff have a mutual interest in providing coverage under *** products in ***.  Therefore, the parties agree to renew existing *** coverage through calendar year 2011.

F.	Dental Premium Rates

UnitedHealthcare and Administaff have a mutual interest in committing to continue the Dental Definitive Agreement for at least three additional years and committing to certain material financial terms of the Dental Definitive Agreement for at least three additional years.  Thus, the amendment to the Dental Definitive Agreement between the parties relating to this Item E will include a commitment that these financial terms will remain in effect for at least three years beginning January 1, 2011.  The parties agree that the premium rate for coverage under the Dental Definitive Agreement, as amended: shall *** for 2011 and shall not *** for each of 2012 and 2013 renewal years.

G.	OptumHealth Care24 with Work/Life Solutions

UnitedHealthcare and Administaff have a mutual interest in committing to continue the OptumHealth Care24 with Work/Life Solutions for at least three additional years and agreeing to key financial terms.  Thus, the Minimum Premium Administrative Services Agreement will be amended to include the OptumHealth Care24 with Work/Life Solutions as renewed from January 1, 2011 through the end of 2013, at *** for ***.  The *** shall be *** for Employees enrolled in UnitedHealthcare coverage (currently approximately ***).